Haynie & Company

Certified Public Accountants (a professional corporation)
50 West Broadway, Suite 600 Salt Lake City, UT 84101 (801) 532-7800 Fax (801) 328-4461

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-174897, 333-197616, 333-212612, and 333-222369 on forms S-8 of Sigma Labs, Inc. of our report dated April 17, 2018, relating to our audit of the financial statements which appear in this Annual Report on Form 10K of Sigma Labs, Inc. for the year ended December 31, 2017.

Haynie & Company

Haynie & Company
Salt Lake City, Utah
April 17, 2018